UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 25, 2006

Boyd Gaming Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

1-12882	88-0242733
(Commission File Number)	(I.R.S. Employer Identification No.)

2950 Industrial Road

Las Vegas, Nevada 89109

(Address of Principal Executive Offices) (Zip Code)

(702) 792-7200

(Registrant’s Telephone Number,

Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Purchase Agreement

On July 25, 2006, Boyd Gaming Corporation (the “Company”) entered into a definitive Unit Purchase Agreement (the “Purchase Agreement”) with Coast Hotels and Casinos, Inc. (“Coast”), which is an indirect, wholly-owned subsidiary of the Company, Silverado South Strip, LLC (“LLC”), which is a wholly-owned subsidiary of Coast, and Michael J. Gaughan. The Purchase Agreement provides for the sale of the South Coast Hotel and Casino (“South Coast”) to Mr. Gaughan. In connection with the proposed sale of the South Coast to Mr. Gaughan, the Company intends to transfer all of the assets of South Coast to LLC. Pursuant to the terms of the Purchase Agreement, the Company has agreed to sell all of the membership units of LLC to Mr. Gaughan for the Purchase Agreement Consideration described below. Mr. Gaughan is currently a member of the Company’s board of directors, as well as a member of the boards of directors of Coast and the Company’s wholly-owned subsidiary Coast Casinos Inc. (“Coast Parent”), the parent of Coast. Mr. Gaughan is also the Chief Executive Officer of Coast Parent and an executive officer of Coast. Pursuant to the terms of the Purchase Agreement, Mr. Gaughan has agreed to resign as a member of the Company’s board of directors, and his positions with Coast and Coast Parent, within 30 days following the consummation of the sale of his securities and the Share Repurchase described below. However, Mr. Gaughan will remain the chief executive officer of the South Coast until and after the consummation of the sale of South Coast to him, pursuant to the terms of the Purchase Agreement.

As consideration for the South Coast, Mr. Gaughan will, upon consummation of the sale of South Coast:

•	pay the Company the net proceeds from the sale of his shares described below (the proceeds to Mr. Gaughan from the sale of his shares less underwriting discounts and commissions), and

•	apply the principal amount of the Note described below to the purchase price,

subject to adjustment pursuant to cash and working capital provisions in the Purchase Agreement, collectively referred to as the “Purchase Agreement Consideration.”

The sale of the South Coast is subject to the completion of the sale of Mr. Gaughan’s shares and the Share Repurchase discussed below, receipt of gaming and other regulatory approvals and other closing conditions. The Purchase Agreement contains limited representations and warranties of the Company, Coast and Mr. Gaughan, as well as customary indemnification and termination rights in favor of the parties to the agreement.

Share Repurchase and Term Note

Pursuant to the terms of the Purchase Agreement, the Company is required to facilitate the sale by Mr. Gaughan of all of his shares of the Company’s common stock, less the number of shares that the Company purchases from Mr. Gaughan in the Share Repurchase discussed below.

Pursuant to the terms of the Purchase Agreement, the Company and Mr. Gaughan will enter into an agreement whereby the Company will agree to purchase (the “Share Repurchase”) from Mr. Gaughan up to 25% of the Company’s common stock owned by Mr. Gaughan. The Company will consummate the Share Repurchase concurrently with the consummation of the sale of Mr. Gaughan’s other shares of the Company’s common stock, at a per share price equal to the per share price Mr. Gaughan receives in the sale of such other shares (less the per share underwriting discounts and commissions).

As consideration for the Share Repurchase, the Company has agreed to issue a term note (the “Note”) that will serve as part of the Purchase Agreement Consideration, as described above. The Note will be payable upon the earlier of (a) the closing of the sale of South Coast pursuant to the terms of the Purchase Agreement, at which time the Note will be applied as partial consideration for the South Coast, or (b) as soon as practicable, and in any event no later than the first business day, following any termination of the Purchase Agreement pursuant to its terms. Until the maturity date of the Note (or the date the principal balance has been paid in full), interest will be payable on the unpaid principal balance of the Note, in an amount equal to the amount of any per share dividend that the Company pays to holders of its common stock during the term of the Note, multiplied by the nearest whole number obtained by dividing (x) the unpaid principal balance of the Note outstanding at the applicable dividend payment record date by (y) the per share price Mr. Gaughan receives in the sale of his shares of the Company’s common stock (less the per share underwriting discounts and commissions).

Pursuant to the terms of the Note, the following constitute an event of default under the Note:

•	the failure to apply or pay any interest within two (2) business days of the due date thereof and notice of such default from Mr. Gaughan to the Company or the failure to apply or pay any principal when due under the Note;

•	any acceleration of the Company’s “Obligations” under and as defined in the Credit Agreement (as defined below), as such agreement has been and may be amended, modified, supplemented or restated from time to time; or

•

at any time from and after one (1) business day after acceleration of any of the Company’s outstanding Subordinated Indebtedness (as defined in the Credit Agreement) which acceleration has not been rescinded unless both (x) payment of such Subordinated Indebtedness is subject to payment blockage pursuant to the subordination provisions of the related indenture, and (y) the Company has not made any principal payment on such Subordinated Indebtedness as a result of such acceleration.

Upon the occurrence of any event of default described in the first two clauses above, all sums of principal and interest outstanding under the Note will be immediately due and payable. Upon the occurrence of any event of default described in the third clause above, Mr. Gaughan, at his option, may declare all sums of principal and interest outstanding under the Note to be immediately due and payable.

Pursuant to the terms of the Purchase Agreement, prior to the closing of the sale of Mr. Gaughan’s shares discussed above, Mr. Gaughan will surrender for cancellation all of his stock options to purchase Company common stock without further consideration.

Pursuant to the terms of the Purchase Agreement, for a period of five (5) years following the closing of the sale of the South Coast, Mr. Gaughan cannot sell the South Coast to any party other than the Company, or an affiliate of the Company, and for three (3) additional years thereafter the Company will have a right of first refusal on any potential sale of the South Coast, in each case, subject to the rights of future creditors who have a security interest in the South Coast.

Escrow Agreement

The Purchase Agreement requires that, upon consummation of the sale of Mr. Gaughan’s shares of the Company’s common stock described above, Mr. Gaughan will deposit the net proceeds from the sale (i.e., the proceeds to him from the sale less underwriting discounts and commissions), referred to as the “Escrow Amount,” to an escrow agent. In addition, the Company is required to deliver the Note to the escrow agent upon consummation of the Share Repurchase. The Escrow Amount and the Note will be held in escrow by the escrow agent pursuant to the terms of an escrow agreement (the “Escrow Agreement”) entered into by and among the Company, the escrow agent, Mr. Gaughan, Coast and Bank of America, N.A.

Pursuant to the terms of the Escrow Agreement, the Escrow Amount and the Note will be distributed to Coast, upon the closing of the sale of the South Coast, or to or for the benefit of Mr. Gaughan, in the event that the Purchase Agreement is terminated. Upon distribution of the Note to Coast, the principal amount of the Note will be applied against the Purchase Agreement Consideration and the Note will be cancelled.

Transition Services Agreement

The Purchase Agreement requires that upon consummation of the sale of the South Coast, the Company enter into a Transition Services Agreement with Mr. Gaughan and LLC to provide LLC with certain payroll administration and advertising services, if any, as may be specified by Mr. Gaughan to the Company within 10 days prior to the closing under the Purchase Agreement.

The agreement also provides that the parties may negotiate for the provision of additional services identified from time to time. However, the Company is not required to agree to provide any additional services during the term of the agreement. As consideration for the transition services, LLC will pay the Company fees to be agreed upon between the parties at the time the particular service is requested. The agreement will have a term commencing at the closing under the Purchase Agreement and ending on the later to occur of (a) ninety (90) days thereafter or (b) six (6) months from the consummation of the sale of Mr. Gaughan’s shares described above, in each case unless a different period is set forth on the applicable service schedule. LLC may terminate the agreement earlier by providing Coast three (3) days prior written notice of such termination. The Company will have the right, in its sole discretion, to subcontract its rights and responsibilities under the agreement.

License Agreement

Upon the closing of the sale of the South Coast, the Purchase Agreement requires that the Company enter into a license agreement under which LLC has the right to continue to use the SOUTH COAST, PICK THE PROS and KATE’S KORNER marks under specified circumstances, and the Company and Coast agree to redirect internet users from certain South Coast-related websites to a website designated by Mr. Gaughan, each for specified periods of time and without payment of additional consideration, in connection with the operation, promotion and marketing of the South Coast, which will be renamed after the closing of the sale. The license allows the use of the SOUTH COAST mark for one year for certain existing inventory used at the South Coast and until the later of December 31, 2006 or thirty (30) days after the closing of the sale of South Coast with respect to signage and other uses of the mark at the South Coast.

Bank Amendment

The Company entered into a Second Amendment to Credit Agreement (the “Amendment”), made and dated as of July 25, 2006, among the Company, Bank of America, N.A. and certain other financial institutions. The Amendment amends certain terms of the Credit Agreement (the “Credit Agreement”), dated as of May 20, 2004, entered into among the Company, Bank of America, N.A. and certain other financial institutions, as previously amended on June 10, 2005. Among other things, the Amendment permits the disposition of the South Coast, subject to certain conditions, and excludes the Note and the Share Repurchase from certain financial tests under the Credit Agreement. Except as amended by the Amendment, the terms of the Credit Agreement, as previously amended, remain in effect. Certain of the lenders or agents under the Amendment are or were lenders or agents under other credit facilities extended to the Company or have participated in the Company’s securities offerings as initial purchasers or otherwise.

# # #

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. Forward-looking statements can often be identified by their use of words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding our expectations, hopes or intentions regarding the future, including but not limited to statements regarding the pending sale of South Coast, the terms of the South Coast sale, including with respect to the Note and the Escrow Agreement related thereto.

Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. In particular, we can provide no assurances regarding the pending sale of South Coast. Among the factors that could cause actual results to differ materially include the satisfaction of the conditions to closing the pending sale of South Coast and the consummation of such transaction, the risk that we may not receive gaming or other necessary licenses for new projects or that gaming will not be approved in jurisdictions where it is currently prohibited, the effects of extreme weather conditions on our facilities, and our ability to recover insurance proceeds (if any), the effects of events adversely impacting the economy or the regions where we draw a significant percentage of our customers, including the effects of war, terrorist or similar activity or disasters in, at, or around our properties, financial community and rating agency perceptions of our Company, and the effect of economic, credit and capital market conditions on the economy and the gaming and hotel industry. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of our Form 10-K for the fiscal year ended December 31, 2005, on file with the SEC, and in our other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this Current Report on Form 8-K are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOYD GAMING CORPORATION

Date: July 31, 2006	By:	/s/ Paul J. Chakmak
Paul J. Chakmak
Executive Vice President,
Chief Financial Officer and Treasurer